EXHIBIT 10.4

EXECUTIVE INCENTIVE PLAN

2009

Eligibility:	Executive Team Members
Plan Features:	100% Holding Company Performance

Total incentive bonus at target is 25% of Base Pay with a maximum of 35%.

Holding Company Income [pre-provision] (35%)

For the nine months ending 12/31/09

Goal $6,650,000	Bonus % (of base pay)
<100%	0%
>100%	8.75%
>110%	12.25%

•	Holding company income pre-provision net of tax ($5,000,000 + 1,650,000 = $6,650,000) – related to growth, not as a result of higher charge-offs

•	Adjusted for non-recurring expenses and gains (i.e. gains/losses on securities, merger expense, etc.)

Asset Quality (20%)

Non-Performing Assets/Total Assets (at 12/31/09)	Bonus % (of base pay)
> 150 bp	0%
149 bp – 101 bp	5.00%
< 100 bp	7.00%

Asset Quality (15%)

Charge offs/Average Loans (9 months ending 12/31/09 annualized)	Bonus % (of base pay)
>60 bp	0%
30 bp – 60 bp	3.75%
<30 bp	5.25%

Holding Company Stock Performance and Capital (30%)

Bonus % (of base pay)
Below Expectations	0%
Meets Expectations	7.50%
Exceeds Expectations	10.50%

•	Stock trading multiple(Price/Tangible Book Value) versus Peer

•	Improvement in average volume traded

•	Increase institutional ownership to >10%

•	Successful sub-debt raise

•	Identifying favorable merger opportunities

Qualifiers:

•	Must achieve satisfactory rating on all regulatory, external and internal audits.

•	Employee must be employed on the date of payout.

•	Employee must achieve a rating of “Good” (3) or higher performance level.

*This plan may be altered, modified, or terminated at any time and without notice.